Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Naked Brand Group Limited

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-226192, No. 333-230757, No. 333-232229, No. 333-235801, No. 333-243751, No. 333-249490, No. 333-249547 and No. 333-254245) of Naked Brand Group Limited of our report dated May 18, 2021, relating to the consolidated financial statements, which appear in this Form 20-F.

/s/ BDO Audit Pty Ltd

BDO Audit Pty Ltd

Sydney, Australia

May 18, 2021